UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2022

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 7, 2022, the Board adopted and approved an amendment to the amended and restated bylaws of the Company, effectively immediately (as amended and restated, the “Bylaws”). The amendment updates provisions regarding stockholder nominations of directors in Article II, Section 3 of the Bylaws to address the requirements for stockholder nominations under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). A stockholder submitting notice of a director nomination is required to inform the Company whether it intends to nominate any directors in accordance with Rule 14a-19. Such stockholder is also required to provide evidence to the Company, by no later than ten business days prior to the applicable meeting, that the stockholder solicited Company stockholders representing at least 67% of the total voting power of Company shares entitled to vote on the election of directors. If the stockholder fails to provide notice to the Company in accordance with the Bylaws, timely file its own proxy statement with the Securities and Exchange Commission (the “SEC”) or solicit the required number of stockholders in accordance with Rule 14a-19 and provide evidence to the Company that is has met such requirement, the Bylaws would permit the Company to disregard votes cast for the stockholder’s director nominees.
The foregoing summary of the amendment effected by the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.
Item 8.01. Other Events
The Board has determined that the date of the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) will be May 4, 2023. The record date for the determination of stockholders entitled to receive notice of and to vote at the 2023 Annual Meeting will be March 3, 2023. The 2023 Annual Meeting will be a hybrid meeting conducted in-person and via remote communications. The time and virtual meeting access information for the 2023 Annual Meeting will be set forth in the Company’s proxy statement for the 2023 Annual Meeting, which will be filed with the SEC prior to the 2023 Annual Meeting.
The Company is also filing this Current Report on Form 8-K to provide notice of the due dates for the submission of any qualified stockholder proposals or qualified stockholder director nominations for the 2023 Annual Meeting. The Company is providing this notice because the Company did not hold an annual meeting of stockholders in 2022.
In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2023 Annual Meeting must be sent to the Secretary of the Company and received at the principal executive offices of the Company, located at 2225 W. Chandler Blvd., Chandler, AZ 85224, Attention: Office of the Corporate Secretary, on or before the close of business on December 14, 2022, which the Board has determined to be a reasonable time in accordance with Rule 14a-8. In addition to complying with this deadline, stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2023 Annual Meeting must also comply with all applicable SEC rules, including Rule 14a-8.
Pursuant to the Bylaws, any stockholder seeking to raise a proposal outside the processes of Rule 14a-8 or make a director nomination for consideration at the 2023 Annual Meeting must comply with the requirements of the Bylaws, including the requirement that such proposal or nomination be sent to the Secretary of the Company and received at the principal executive offices of the Company, located at 2225 W. Chandler Blvd., Chandler, AZ 85224, Attention: Office of the Corporate Secretary. Any stockholder proposals, other than proposals made in accordance with Rule 14a-8, must be received at the principal executive offices of the Company no later than the close of business on December 14, 2022. Any director nominations must be received at the principal executive offices of the Company no later than the close of business on December 17, 2022. Any stockholder proposal or director nomination received after such dates will be considered untimely and will not be considered at the 2023 Annual Meeting. Any stockholder proposal or director nomination, including any director nomination pursuant to Rule 14a-19 of the Exchange Act, must also comply with the rules and regulations promulgated by the SEC and the Bylaws, as applicable.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Rogers Corporation, effective December 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: December 7, 2022	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel and Corporate Secretary